SCHEDULE 6

JOINT VENTURE PROJECT PLAN

Joint Venture Project Activities.

(a)       Within thirty (30) days from the Effective Date, legal counsel shall be retained by the Parties for the purpose of organizing NEWCO as a Washington limited liability company.

(b)       BV and MCOA shall meet thereafter to certify and adopt the Articles of Organization and to discuss, draft and approve an appropriate operating agreement governing NEWCO’s operations; and, to

  Designate Managers pursuant to the joint venture agreement.

  Designate a Secretary to keep Minutes of all Manager, committee and shareholders meetings and all consents.

  Determine states and jurisdictions in which NEWCO must be qualified to do business and in which the Company has offices, holds property or conducts business.

  Obtain Federal EIN.

  Determine banks or other lenders with whom NEWCO has a financial relationship, and authorize the opening of a bank account for NEWCO.

  Adopt accounting methods or principles

  Review documents of title, mortgages, deeds of trust and security agreements pertaining to real property in the joint venture.

  Discuss insurance policies applicable to the joint venture operations. Schedule review.

  Ratify acquisition, partnership or joint venture agreements.

  Discuss possible WA state alliances.

  Discuss federal, state and local laws, rules and regulations and requirements of NEWCO.

  Discuss competitors in WA market. General market analysis and discussion of profitability analysis.

(c)       MCOA to provide funding for land acquisition for joint venture operations, and will:

•	Review title to target property;
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•	Review disclosure forms for unimproved property in Revised Code of Washington sections 64.06.015 and 64.06.020, respectively.

•	Review disclosures of any flooding, standing water, or drainage problems on the property affecting the property itself or access to the property. Review disclose any substances, materials, or products in or on the property that could be environmental concerns—such as asbestos, formaldehyde, radon gas, lead-based paint, fuel or chemical storage tanks, or contaminated soil or water. Review of disclosure of any soil or groundwater contamination is also required, as is disclosure of whether the property has ever been used as a dumping site.

•	Survey. Determine if a ground survey or drone mapping flyover is recommended as a contingency of a purchase contract to determine legal description and boundary.

•	Zoning. Determine zoning, including conditional uses, and whether a variance may be required for joint venture planned use.

•	Septic. Determine if parcel needs septic wastewater treatment onsite, and need for percolation testing.

•	Water. Review Water rights, and whether diversion is from surface water or from a well a permit is required from the Washington State Department of Ecology (DOE).

•	Deeds. Conveyances of real property in Washington are required to be by deed; Determine exception for certain transfers of real property owned by a trust. RCW § 64.04.010.

•	Title Report I. Obtain a preliminary title affecting title to or use of the land.

•	Title Report II. Determine Form 22T Title Contingency Addendum to give written notice of the MCOA disapproval and the reasons for the disapproval. The seller then has a time period (five days unless otherwise stated) in which to give MCOA written notice that the seller will clear all disapproved encumbrances on the property. The seller has until the closing date to do so, or the agreement may be terminated.

•	Title Report III. Accept and approve the preliminary title report and the documents identified in it a contingency of the contract; legal review and evaluation; begin title insurance search.

•	Purchase contract and execution of Deed.

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(d)       Not later than June 30, 2018, MCOA shall lease real property to joint venture, after legal consultation, drafting and finalization of written lease agreement:

•	Determine terms of lease, rights to sub-lease; insurance and execute with joint venture.

•	MCOA and BV to appoint representatives to a Joint Project Team to act as the primary contact for that Party (each, a "Joint Venture Team Leader"). The Joint Venture Team Leaders shall jointly monitor the day-to-day implementation of BV’s operations on the leased real property, and be the primary point of contact for each joint venture partner in order to facilitate exchange of information.

(e)       BV development and implementation of operations on real property to include dissemination of information including, but not limited to:

•	Standard Operating Procedures
•	Protocol Based Workflow
•	Regulatory Compliance
•	Security and Safety Measures
•	Equipment and Technology Purchases
•	Quality Control:
o	Staffing, recruitment and training;
o	Facility design and build out;
o	Construction management;
o	Harvest and workflow requirements;
o	Environmental controls;
o	Integrated pest management.
•	Appointment of Master Grower

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